UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2012

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon	97210-1818
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2012, Schmitt Industries, Inc. (the “Registrant”) entered into Amendment No. 1 to its existing loan agreement, a $1.0 million bank line of credit dated February 13, 2009 (the “Loan Agreement”), with Bank of America, N.A (the “Bank”). Amendment No. 1 provides for the following modifications to the Loan Agreement: it increases the amount available for borrowing under the Loan Agreement from $1,000,000 to $2,000,000; it changes the expiration date of the Loan Agreement from March 1, 2012 to March 1, 2014; and it increases the annual unused commitment fee multiplier from 0.375% to 0.50% (payable on the difference between the amount available for borrowing and the amount of credit actually used, determined on an average daily basis).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The material terms of Amendment No. 1 are set forth in Item 1.01 above, which is incorporated into this Item 2.03 by reference. As of the date of this Current Report, there were no outstanding balances under the Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

March 2, 2012	By:	/s/ Wayne A. Case
Name: Wayne A. Case
Title: Chairman and Chief Executive Officer